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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 21, 2000, accompanying the financial statements of ROI Interactive, LLC as of June 30, 1999 and for the year then ended, included in the amendment to the Current Report on Form 8-K/A filed on February 15, 2000. We hereby consent to the incorporation by reference of said report in Amendment No. 2 to the Registration Statement of PopMail.com, inc. on Form S-3 (File No. 333-93317).


                                                    /s/ GRANT THORNTON LLP

Minneapolis, Minnesota

April 10, 2000






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